                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-37584, 333-92467 and 333-62336) of Crossroads Systems, Inc. and Subsidiaries of our report dated November 30, 2001 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 30, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Austin, Texas
January 15, 2002